UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2026

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2026, Matthews International Corporation (the “Company”) entered into an Employment and Transition Agreement (the “Agreement”) by and between the Company and Steven D. Gackenbach.

Pursuant to the terms of the Agreement, Mr. Gackenbach will continue in his role as Group President, Memorialization on a full-time basis through September 30, 2026 (the “Current Employment Period”). Starting on October 1, 2026 and through January 2, 2028 (the “Advisor Period”), Mr. Gackenbach will serve as Senior Advisor in a part-time capacity. If Mr. Gackenbach elects to retire during the Advisor Period, he is entitled to accrued but unpaid compensation and certain benefits as described in the Agreement and will immediately transition into a consultant arrangement for a period of at least two years from the date of termination of the Advisor Period.

During the Current Employment Period, Mr. Gackenbach is entitled to an annual base salary of $562,500 (the “Base Salary”), which amount will be reduced by 50% as of October 1, 2026 in connection with transitioning to the Advisor Period. In January 2027, Mr. Gackenbach will be entitled to a merit-based raise in accordance with the Company’s standard procedures. Mr. Gackenbach is eligible for an annual bonus with a target opportunity equal to 60% of the Base Salary throughout the Current Employment Period, which is consistent with Mr. Gackenbach’s bonus opportunity in recent fiscal years. In addition, Mr. Gackenbach will be eligible for an annual bonus with a target opportunity equal to 60% of his Base Salary in effect during the Advisor Period. Mr. Gackenbach will also continue to be eligible to be granted restricted stock unit awards in an amount established based on market benchmarks for comparable industry roles. The Agreement provides for certain payments in the event of a change in control of the Company and that Mr. Gackenbach is eligible to receive employee benefits and reimbursement of certain expenses. The Agreement contains customary provisions relating to termination of Mr. Gackenbach’s employment with and without “Cause” and for “Good Reason,” each as defined in the Agreement, along with obligations regarding confidentiality, non-solicitation, non-competition, and non-disparagement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*+	Employment and Transition Agreement, dated April 8, 2026, by and between Matthews International Corporation and Steven D. Gackenbach.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Management contract or compensatory plan, contract or arrangement required to be filed by Item 601(b)(10)(iii) of Regulation S-K.

+

Omits certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Daniel E. Stopar
Daniel E. Stopar
Chief Financial Officer and Treasurer

Date: April 10, 2026

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